As filed with the Securities and Exchange Commission on May 22, 2009

Registration No. 333-

United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

MAC-GRAY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	04-3361982
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

404 WYMAN STREET, SUITE 400

WALTHAM, MASSACHUSETTS 02451-1212

(781) 487-7600

(Address of Principal Executive Offices)

MAC-GRAY CORPORATION

2009 STOCK OPTION AND INCENTIVE PLAN
(Full title of the plan)

Stewart Gray MacDonald, Jr.

Chief Executive Officer

Mac-Gray Corporation

404 Wyman Street, Suite 400

Waltham, Massachusetts 02451-1212

(781) 487-7600

 (Name and address of agent for service)

With copies to:

Robert P. Whalen, Jr., Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109-2881

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.01 per share (1)	518,871		$7.39	$3,834,456.69	(2)	$213.96
	105,263		$8.61	$906,314.43	(2)	$50.57
	875,866		$8.79	$7,698,862.14	(3)	$429.60
	1,079,176	(4)	$8.79	$9,485,957.04	(3)	$529.32
Total	2,579,176	(5)		$21,925,590.30		$1,223.45

(1) This Regulation Statement also relates to the rights to purchase shares of Series A Junior Participating Cumulative Preferred Stock of the Registrant that are attached to all shares of common stock issued, pursuant to the terms of the Registrant’s Shareholder Rights Agreement, dated as of June 15, 1999.  Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates for the common stock and will be transferred with and only with such common stock.  Because no separate consideration is paid for the rights, the registration fee therefore is included in the fee for the common stock.

(2) Such shares are issuable upon exercise of outstanding options with fixed exercise prices.  Pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(3) An assumed price of $8.79 per share, which is the average of the high and low prices of the Registrant’s common stock reported on the New York Stock Exchange on May 15, 2009, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act and has been used only for those shares without a fixed exercise price.

(4) Pursuant to the terms of the Registrant’s 2009 Stock Option and Incentive Plan (“2009 Plan”), the shares of common stock underlying any awards awarded under the Registrant’s 2005 Stock Option and Incentive Plan (“2005 Plan”) that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added to the shares of common stock available for issuance under the 2009 Plan.  As of the date of this filing, there were 1,079,176 shares of common stock underlying awards outstanding under the 2005 Plan and no additional awards will be granted under the 2005 Plan.

(5) Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional shares of common stock which become issuable under the 2009 Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                       Plan Information.*

Item 2.                       Registrant Information and Employee Plan Annual Information.*

*The documents containing the information specified in this Part I will be sent or given to employees, directors or others as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the Introductory Note to Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                       Incorporation of Documents by Reference.

The following documents filed by Mac-Gray Corporation (the “Registrant”) with the Commission are incorporated by reference in this Registration Statement:

(a)	the Registrant’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on March 16, 2009;

(b)	the Registrant’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2009, filed with the Commission on May 11, 2009;

(c)	all other reports filed with the Commission by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2008; and

(d)

the description of the Registrant’s common stock, par value $0.01 per share, contained in the Registrant’s registration statement on Form 8-A, as filed with the Commission on October 14, 1997 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.                       Description of Securities.

Not applicable.

Item 5.                       Interests of Named Experts and Counsel.

Not applicable.

Item 6.                       Indemnification of Directors and Officers.

The Delaware General Corporation Law (the “DGCL”) and the Registrant’s Amended and Restated By-laws provide for indemnification of the Registrant’s directors and officers for liabilities and expenses that they may incur in such capacities. In general, the Registrant will indemnify its directors and officers with respect to actions taken by them in good faith in a manner reasonably believed to be in, or not opposed to, the Registrant’s best interests and, with respect to any criminal proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Registrant’s Amended and Restated By-laws filed as Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-13495) filed with the Commission on November 7, 2008.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.  Article VII of the Company’s Amended and Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by the DGCL.  Reference is made to the Registrant’s Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-33669), filed with the Commission on August 14, 1997.

The Registrant has entered into agreements with each of its directors that provide for indemnification and expenses and liability reimbursement. These agreements require the Registrant to indemnify such persons against liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.  In addition, the Registrant has an existing directors and officers liability insurance policy to insure such persons against certain liabilities.

Item 7.                       Exemption from Registration Claimed.

Not applicable.

Item 8.                       Exhibits.

No.	Description	Location
4.1	Amended and Restated Certificate of Incorporation	Filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-33669), filed with the Commission on August 14, 1997 and incorporated herein by reference.

4.2	Amended and Restated By-laws	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-13495), filed with the Commission on November 7, 2008 and incorporated herein by reference.

4.3	Specimen Stock Certificate

Filed as Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-33669), filed with the Commission on September 25, 1997 and incorporated herein by reference.

4.4	Shareholder Rights Agreement, dated as of June 15, 1999, between the Registrant and State Street Bank and Trust Company	Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-13495), filed with the Commission on June 18, 1999 and incorporated herein by reference.

4.5	Indenture, dated as of August 16, 2005, among the Registrant, Mac-Gray Services, Inc., Intirion Corporation and Wachovia Bank, National Association	Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-13495), filed with the Commission on August 18, 2005 and incorporated herein by reference.

5.1	Opinion of Goodwin Procter LLP	Filed herewith.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Accounting Firm	Filed herewith.

23.2	Consent of Goodwin Procter LLP	Included in Exhibit 5.1 hereto.

24.1	Powers of Attorney	Included on signature pages to this Registration Statement.

Item 9.        Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 22nd day of May, 2009.

Mac-Gray Corporation

By:	/s/ Stewart Gray MacDonald, Jr.
Stewart Gray MacDonald, Jr.
Chief Executive Officer
(Principal Executive Officer)

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Stewart Gray MacDonald, Jr. and Michael J. Shea, each of them singly, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Stewart Gray MacDonald, Jr.	Chief Executive Officer	May 22, 2009
Stewart Gray MacDonald, Jr.	(Principal Executive Officer)

/s/ Michael J. Shea	Executive Vice President, Chief Financial Officer and	May 22, 2009
Michael J. Shea	Treasurer (Principal Financial Officer and
Principal Accounting Officer)

/s/ David W. Bryan	Director	May 22, 2009
David W. Bryan

/s/ Thomas E. Bullock	Director	May 22, 2009
Thomas E. Bullock

/s/ Christopher T. Jenny	Director	May 22, 2009
Christopher T. Jenny

Director
Edward F. McCauley

/s/ William F. Meagher, Jr.	Director	May 22, 2009
William F. Meagher, Jr.

/s/ Alastair G. Robertson	Director	May 22, 2009
Alastair G. Robertson

/s/ Mary Ann Tocio	Director	May 22, 2009
Mary Ann Tocio

Director
Bruce C. Ginsberg

EXHIBIT INDEX

No.	Description	Location
4.1	Amended and Restated Certificate of Incorporation	Filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-33669), filed with the Commission on August 14, 1997 and incorporated herein by reference.

4.2	Amended and Restated By-laws	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-13495), filed with the Commission on November 7, 2008 and incorporated herein by reference.

4.3	Specimen Stock Certificate

Filed as Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-33669), filed with the Commission on September 25, 1997 and incorporated herein by reference.

4.4	Shareholder Rights Agreement, dated as of June 15, 1999, between the Registrant and State Street Bank and Trust Company	Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-13495), filed with the Commission on June 18, 1999 and incorporated herein by reference.

4.5	Indenture, dated as of August 16, 2005, among the Registrant, Mac-Gray Services, Inc., Intirion Corporation and Wachovia Bank, National Association	Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-13495), filed with the Commission on August 18, 2005 and incorporated herein by reference.

5.1	Opinion of Goodwin Procter LLP	Filed herewith.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Accounting Firm	Filed herewith.

23.2	Consent of Goodwin Procter LLP	Included in Exhibit 5.1 hereto.

24.1	Powers of Attorney	Included on signature pages to this Registration Statement.